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                                                                Exhibit 99.B(j)1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of American National Investment Accounts, Inc. and to the use of our report dated February 4, 2005 on the financial statements and financial highlights of American National Growth Portfolio, American National Equity Income Portfolio, American National Balanced Portfolio, American National Money Market Portfolio, American National Government Bond Portfolio, American National Small-Cap/Mid-Cap Portfolio, American National High Yield Bond Portfolio and American National International Stock Portfolio, each a series of shares of American National Investment Accounts, Inc. Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information, which is a part of such Registration Statement.


                                                /s/ TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
APRIL 22, 2005